Exhibit 3.2

DUPONT FABROS TECHNOLOGY, L.P.

CERTIFICATE OF AMENDMENT

DuPont Fabros Technology, L.P., a Maryland limited partnership (the “Partnership”), hereby certifies that:

FIRST: The name of the Partnership is DuPont Fabros Technology, L.P.

SECOND: The Certificate of Limited Partnership (the “Certificate”) of the Partnership is hereby amended by deleting Article 3 of the Certificate and replacing it with the following:

The name and business residence or mailing address of the general partner are set forth below:

NAME	ADDRESS
Penguins OP Sub 2, LLC	Four Embarcadero Center, Suite 3200 San Francisco, California 94111

- Signature page follows -

IN WITNESS WHEREOF, each of the undersigned has executed this Certificate of Amendment as of the 14th day of September, 2017.

WITNESS:		SOLE GENERAL PARTNER/ WITHDRAWING GENERAL PARTNER:

DUPONT FABROS TECHNOLOGY, Inc.

/s/ Richard A. Montfort, Jr.		By:	/s/ Jeffrey H. Foster
Name:	Richard A. Montfort, Jr.	Name:	Jeffrey H. Foster
Title:	General Counsel and Secretary	Title:	Chief Financial Officer

WITNESS:		NEW GENERAL PARTNER:

PENGUINS OP SUB 2, LLC
		By:	Digital Realty Trust, L.P., its sole member
		By:	Digital Realty Trust, Inc., its sole general partner

/s/ Jeannie Lee		By:	/s/ Joshua A. Mills
Name:	Jeannie Lee	Name:	Joshua A. Mills
Title:	Vice President, Associate General Counsel and Assistant Secretary	Title:	Senior Vice President, General Counsel and Secretary

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